UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 8, 2011

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2011, the Board of Directors (the “Board”) of Terex Corporation (the “Company”) approved an amendment and restatement of the Company's Bylaws, effective on December 8, 2011, which primarily effectuates various procedural changes and clarifications regarding stockholder meetings and certain other technical amendments. The principal changes were:

•
revising the advance notice provisions (i) to change the notice period to make a nomination or propose business before the annual meeting of stockholders from 60-90 days to 90-120 days and (ii) to require stockholders nominating a director or proposing business before the annual meeting of stockholders to (A) disclose a description of any agreements or arrangements regarding the nomination, (B) make a representation that the stockholder is a stockholder of record entitled to vote at the meeting, and (C) make a representation as to whether the stockholder or underlying beneficial holder intends to solicit proxies (Section 2.1);

•	clarifying that only the Board can call special stockholder meetings (Section 2.2);

•	revising the process for setting record dates and adjourning stockholder meetings (Sections 2.5 and 2.6);

•	adding provisions regarding the conduct of stockholder meetings (Section 2.9);

•
expressly permitting telephonic meetings of the Board and email as an acceptable form of communication with respect to, among other things, notice of director meetings and directors acting by consent (Sections 3.6, 3.13 and 3.14).

The foregoing description of the revisions to the Company's Amended and Restated Bylaws is qualified in its entirety by reference to the full and complete text of the Amended and Restated Bylaws, which is attached hereto and incorporated by reference herein as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

3.1     Amended and Restated Bylaws of Terex Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel